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                                                                 EXHIBIT (17)(A)

                       FIRST AMERICAN STRATEGY FUNDS, INC.
                                800 Nicollet Mall
                              Minneapolis, MN 55402

                               INCOME BUILDER FUND

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD ON MAY 19, 2009

     The undersigned appoints Charles D. Gariboldi, Jr., Kathleen L. Prudhomme, Jeffery M. Wilson, Richard J. Ertel, and Michael W. Kremenak, or any one of them, as proxies of the undersigned, with full power of substitution, to cast all eligible votes held by the undersigned in the Income Builder Fund series of First American Strategy Funds, Inc. ("FASF") at a Special Meeting of Shareholders, to be held in Room A on the third floor at 800 Nicollet Mall, Minneapolis, Minnesota 55402, on May 19, 2009, at 10:00 a.m., Central time, and at any adjournment thereof, with all powers the undersigned would possess if present in person. All previous proxies given with respect to the meeting are revoked. Receipt of the Notice of Special Meeting of Shareholders and the accompanying Prospectus/Proxy Statement is hereby acknowledged.

     There are three ways to vote your Proxy. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE - TOLL FREE - 1-800-[INSERT]

     Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. Central time on May 18, 2009. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions the voice provides you.

VOTE BY INTERNET - [WWW.PROXYVOTE.COM]

     Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. Central time on May 18, 2009. Please have your proxy card and the last four digits of your Social Security Number or Tax Identification Number available. Follow the simple instructions to obtain your records and create an electronic ballot.

VOTE BY MAIL

     Mark, sign and date your proxy card and promptly return it in the postage-paid envelope we've provided or return it to THE ALTMAN GROUP, 1200 WALL STREET WEST, LYNDHURST, NJ 07071, ATTN: TABULATION DEPARTMENT.

     NOTE: IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD

     THIS PROXY WILL BE VOTED AS INSTRUCTED ON THE MATTER SET FORTH BELOW.

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     IT IS UNDERSTOOD THAT IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED
"FOR" ALL ITEMS. UPON ALL OTHER MATTERS THE PROXIES SHALL VOTE AS THEY DEEM IN THE BEST INTERESTS OF INCOME BUILDER FUND. THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THIS PROPOSAL.

     1. APPROVAL OF AGREEMENT AND PLAN OF REORGANIZATION ADOPTED BY FASF (THE "REORGANIZATION PLAN") PROVIDING FOR (A) THE ACQUISITION OF ALL THE ASSETS OF INCOME BUILDER FUND, A SERIES OF FASF, BY STRATEGY CONSERVATIVE ALLOCATION FUND, ALSO A SERIES OF FASF, IN EXCHANGE SOLELY FOR SHARES OF STRATEGY CONSERVATIVE ALLOCATION FUND, AND STRATEGY CONSERVATIVE ALLOCATION FUND'S ASSUMPTION OF ALL THE LIABILITIES OF INCOME BUILDER FUND, FOLLOWED BY (B) THE DISTRIBUTION OF THOSE STRATEGY CONSERVATIVE ALLOCATION FUND SHARES TO INCOME BUILDER FUND'S SHAREHOLDERS IN LIQUIDATION OF INCOME BUILDER FUND AND
          (C) INCOME BUILDER FUND'S SUBSEQUENT TERMINATION. A VOTE IN FAVOR OF THE REORGANIZATION PLAN WILL BE CONSIDERED A VOTE IN FAVOR OF AN AMENDMENT TO FASF'S AMENDED AND RESTATED ARTICLES OF INCORPORATION (THE "ARTICLES") EFFECTING THE FOREGOING TRANSACTIONS.

          [ ] FOR     [ ] AGAINST     [ ] ABSTAIN

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian, etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person indicating the person's title.


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                                        Signature(s) (Title(s), if applicable)

                                        Date: __________________________, 2009